Exhibit 10.49

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of June 3, 2003 (the “Agreement”), is by and between Polar Molecular Corporation, a Delaware corporation (the “Company”), and each of the Persons listed on Schedule I attached hereto (each a “Covered Stockholder” and collectively the “Covered Stockholders”). Each of the Covered Stockholders is a stockholder in the Company (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of December 19, 2001, as amended (the “Merger Agreement”), which provides for, upon the terms and subject to the conditions set forth therein, the merger of a wholly owned subsidiary of Murdock Communications Corporation, an Iowa corporation (“Murdock”), with and into the Company (the “Merger”);

WHEREAS, immediately prior to the Merger, Murdock will be reincorporated into Polar Molecular Holding Corporation, a Delaware corporation (“Holding”);

WHEREAS, in the Merger, Holding will issue shares of its common stock (the “Holding Common Stock”) to stockholders of the Company as merger consideration for their shares in Polar;

WHEREAS, as of the date hereof, each Covered Stockholder owns beneficially and of record the number of shares of the Company’s common stock, par value $.0001 per share (all such shares, and any shares of Holding Common Stock, so owned and which may hereafter be acquired by such Covered Stockholder prior to the termination of this Agreement, whether upon the exercise of options or by means of purchase, dividend, distribution or otherwise, being referred to herein as such Covered Stockholder’s “Common Shares”), set forth opposite such Covered Stockholder’s name in Schedule I attached hereto; and

WHEREAS, the Covered Stockholders desire to provide Mark L. Nelson (“Nelson”) with a proxy to vote their Common Shares on all matters to be brought before the stockholders of Polar, and after the Merger, Holding;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Covered Stockholders hereby agree as follows:

1. Consent and Voting Matters; Other Covenants of the Covered Stockholders.

(a) Agreement to Vote. Each Covered Stockholder hereby agrees (for himself, herself or itself and not as to any other Covered Stockholder) that, from the date hereof until the termination of this Agreement pursuant to paragraph 5(a) hereof (the “Term”), he, she or it shall, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of the Company (or, after the Merger, Holding), however duly called, or in connection with any written consent of the holders of Common Shares, if a meeting is held, appear at such meeting or otherwise cause such Covered Stockholder’s Common Shares to be counted as present thereat for purposes of establishing a quorum, and he, she or it shall vote or consent (or cause to be voted or consented), in person or by proxy, all such Covered Stockholder’s Common Shares in accordance with the written instructions provided by Nelson to the Covered Shareholders prior to or at the meeting.

(b) No Inconsistent Arrangements. Except as contemplated by this Agreement, each Covered Stockholder agrees (for himself, herself or itself and not as to any other Covered Stockholder) that he, she or it shall not during the Term (i) transfer (which term shall include, without limitation, any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to any transfer of, any or all of such Covered Stockholder’s Common Shares or any interest therein, or create or, permit to exist any lien on such Common Shares (except for (x) any transfer not prohibited by the Lock-up Agreement entered into by the Covered Stockholder in favor of the Company and (y) any other transfer permitted by the Board of Directors of the Company in its sole discretion), (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Common Shares or any interest therein (except for (x) any transfer not prohibited by the Lock-up Agreement entered into by the Covered Stockholder in favor of the Company and (y) any other transfer permitted by the Board of Directors of the Company in its sole discretion), (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Common Shares, (iv) deposit such Common Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Common Shares, or (v) take any other action that would in any way restrict, limit or interfere with the performance of his obligations hereunder.

(c) Proxy. Each Covered Stockholder hereby revokes any and all prior proxies or powers of attorney in respect of his Common Shares (other than the proxy relating to the Merger that has been sought by the Company) and constitutes and appoints Nelson, or any nominee of Nelson, as his, her or its true and lawful attorney-in-fact and proxy (with full power of substitution and resubstitution at any time during the Term) (the “Proxy”), for and in his, her or its name, place and stead, to execute and deliver a written consent and to vote such Covered Stockholder’s Common Shares as indicated in paragraph 1(a) above and to vote each of such Common Shares as his or its Proxy, at every annual, special, adjourned or postponed meeting of the stockholders of the Company (and after the Merger, Holding). THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM.

(d) Disclosure. Each Covered Stockholder hereby authorizes Holding to publish and disclose in all documents and schedules filed and to be filed with the SEC his, her or its identity and ownership of the Common Shares and the nature of his, her or its commitments, arrangements and understandings under this Agreement.

2. Representations and Warranties of the Covered Stockholders. Each Covered Stockholder, severally but not jointly, makes the following representations and warranties to the Company:

(a) Power; Binding Agreement. Such Covered Stockholder has the power and authority to enter into and perform all of his, her or its obligations under this Agreement (including the power and authority without further action on the part of any stockholders, members or partners thereof or any other juridical or nonjuridical person to comply with the consent and voting requirements of paragraph 1 hereof). The execution, delivery and performance of this Agreement by such Covered Stockholder will not violate any other agreement to which such Covered Stockholder is a party (including any trust agreement, voting agreement, stockholders agreement or voting trust). This Agreement has been duly and validly authorized, executed and delivered by such Covered Stockholder and constitutes a valid and binding agreement of such Covered Stockholder, enforceable against it in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor’s rights generally or (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or law, and to the discretion of the court before which any proceeding therefor may be brought.

(b) No Conflict. Other than any filings required under the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is required to be made or obtained by such Covered Stockholder for the execution of this Agreement by such Covered Stockholder. Neither the execution and delivery of this Agreement by such Covered Stockholder nor the consummation by such Covered Stockholder of the transactions contemplated hereby nor compliance by such Covered Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of such Covered Stockholder’s certificate of incorporation, bylaws, operating agreement, partnership agreement or other organizational or governing document or agreement, as the case may be, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Covered Stockholder is a party or by which such Covered Stockholder or any of the Covered Stockholder’s properties or assets may be bound or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Covered Stockholder or any of such Covered Stockholder’s stockholders, partners, members, properties or assets.

(c) Ownership of Common Shares. Such Covered Stockholder is the record owner of the number Common Shares set forth opposite his, her or its name on Schedule I attached hereto, free and clear of any liens. Such Covered Stockholder has sole voting power, and sole power of disposition, with respect to all of such Covered Stockholder’s Common Shares.

3. Certain Events. Each Covered Stockholder agrees (for himself or itself and not as to any other Covered Stockholder) that this Agreement and the obligations hereunder shall attach to such Covered Stockholder’s Common Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Common Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Covered Stockholder’s administrators, successors or receivers. Notwithstanding any transfer of Common Shares (except for (x) any transfer not prohibited by the Lock-up Agreement entered into by the Covered Stockholder in favor of the Company and (y) any other transfer permitted by the Board of Directors of the Company in its sole discretion), a transferor shall remain liable for the performance of all of its obligations under this Agreement.

4. Stop Transfer. Each Covered Stockholder agrees with, and covenants to the Company, that it shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Common Shares (except for (x) any transfer not prohibited by the Lock-up Agreement entered into by the Covered Stockholder in favor of the Company and (y) any other transfer permitted by the Board of Directors of the Company in its sole discretion), unless such transfer is made in compliance with this Agreement. Such Covered Stockholder agrees that it will no longer hold any Common Shares, whether certificated or uncertificated, in “street name” or in the name of any nominee.

5. Miscellaneous.

(a) Termination. This Agreement shall terminate and be of no further force and effect upon the earliest to occur of (i) the written consent of Nelson and the Company or (ii) three years from the date of the Merger or (iii) the termination of the Merger Agreement in accordance with its terms. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

(b) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

(d) Attorneys’ Fees. In the event that any action or proceeding, including without limitation, arbitration, is commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the parties to such action, proceeding or arbitration shall receive as part of any award, judgment, decision or other resolution of such action, proceeding or arbitration their costs and reasonable attorneys’ fees as determined by the person or body making such award, judgment, decision or resolution.

(e) Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and this Agreement is not intended to confer upon any other person any rights or remedies hereunder (other than Holding as set forth herein). Nothing in this Agreement shall be construed as an agreement among the Covered Stockholders, but rather this Agreement shall be construed as an Agreement between Nelson and the Company, on the one hand, and each of the Covered Stockholders (other than Nelson), on the other hand.

(f) Assignment. This Agreement shall not be assigned by operation of law or otherwise (except that the rights, interest and obligations of the Company hereunder shall be automatically transferred to Holding at the time of the Merger).

(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State.

(h) Amendment. This Agreement may not be amended except by a written instrument executed by Nelson, the Company and each of the Covered Stockholders affected thereby.

(i) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

* * * * *

IN WITNESS WHEREOF, the Company and the Covered Stockholders have caused this Agreement to be executed as of the date first written above.

POLAR MOLECULAR CORPORATION

By:	/s/ Mark L. Nelson
Name:	Mark L. Nelson
Title:	President and CEO

COVERED STOCKHOLDERS:

/s/ Mark L. Nelson

/s/ Alan L. Smith
Alan L. Smith Trust

/s/ Alan L. Smith, Trustee

/s/ Chandra B. Prakash

/s/ Chuck Eisenstein

/s/ Deborah A. Pilkington

/s/ R, J. Socia

/s/ Robert J. MacKenzie

/s/ Otis L. Nelson, Jr.

/s/ A. Richard Nelson and Ramona L. Nelson

/s/ Peter Nelson
David Paul Otis Nelson Trust UA dated 8/19/98

/s/ Joan Nelson, Trustee

/s/ Joan Nelson

/s/ Delores Coy-DeJongh

/s/ Mary Ann Foust

/s/ Gilbert Chapelet

/s/ Terry L. Hall

/s/ Terry L. Hall and Kelly A. Hall

/s/ Terry L. Hall, as custodian for Jennifer, Trevor, Chelsea and Emily Hall
LAM Co.

/s/ Terry L. Hall, President

/s/ James R. Clarke

/s/ Walter A. Fay

/s/ William G. Morgan

/s/ Charles Uray, Jr.

/s/ Joe A. Romkema

/s/ Paul J. Ethington
Smith Family One, LLC

/s/ Alan L. Smith, President

/s/ John D. Loveall and Karen S. Loveall

/s/ John Loveall
Lockhart Holdings, Inc.

/s/ T. Gillespie, President

/s/ Guy R. Greve
The Marguerita P. Greve Irrevocable Trust

/s/ Guy R. Greve

/s/ Stan Krancj

/s/ Dr. Marvin Jewell

/s/ Debbie J. Patterson Socia

SCHEDULE I

Common Share Ownership

Name and Address of Covered Stockholders	Number of Common Shares Beneficially Owned
Mark L. Nelson	2,284,429
Alan L. Smith	567,411
Alan L. Smith Trust	0
Chandra B. Prakash	512,832
Charles T. Eisenstein	312,223
Deborah A. Pilkington	326,691
Richard J. Socia	663,797
Robert J. MacKenzie	150,845
Otis L. Nelson, Jr.	621,325
A. Richard Nelson and Ramona L. Nelson	1,456,526
Peter Nelson	444,444
David Paul Otis Nelson Trust UA dated 8/19/98	888,889
Joan Nelson	444,444
Delores Coy-DeJongh	126,886
Mary Ann Foust	24,500
Gilbert Chapelet	311,112
Terry L. Hall	127,898
Terry L. Hall and Kelly A. Hall	639,489
Terry L. Hall, as custodian for Jennifer, Trevor, Chelsea and Emily Hall	13,332
LAM Co.	45,975
James R. Clarke	133,334
Walter A. Fay	995,066
William G. Morgan	810,934
Charles Uray, Jr.	875,720
Joe A. Romkema	346,130
Paul J. Ethington	144,445
Smith Family One, LLC	33,333
John and Karen Loveall	677,674
Lockhart Holdings, Inc.	161,889
Guy R. Greve	50,719
The Marguerita P. Greve Irrevocable Trust	38

A-1

Stan Krancj	186,111
Dr. Marvin Jewell	184,668
Debbie J. Patterson Socia	3,556